MILESTONE SCIENTIFIC AND SUBSIDIARIES

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☑ Definitive Proxy Statement

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Milestone Scientific Inc.

(Name of Registrant as Specified in its Charter)

Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Milestone Scientific Inc.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JULY 16, 2024

To the Stockholders of Milestone Scientific Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Meeting”) of Milestone Scientific Inc. (“Milestone” or the “Company”) will be held in a virtual-only meeting format conducted via live audio webcast located at www.virtualshareholdermeeting.com/MLSS2024 on July 16, 2024 at 9:00 a.m. (ET).

The following items are scheduled for consideration and action at the Meeting.

1. Election of seven (7) directors;

3. Ratification of the appointment of Marcum LLP as the Company's independent auditors for the fiscal year ending December 31, 2024; and

4. Such other business as may legally come before the Meeting and any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on May 28, 2024 as the record date for determining the stockholders having the right to notice of and to vote at the Meeting.

This Notice of 2024 Annual Meeting and Proxy Statement and a proxy card or voting instruction form are being mailed or made available to stockholders starting on or about June 5, 2024.

Attending the Virtual Meeting

As described in the proxy materials for the Meeting, you are entitled to attend and participate in the virtual Meeting if you were a stockholder of record as of the close of business on May 28, 2024, the record date, or if you hold a legal proxy for the Meeting provided by your bank, broker-dealer, or other similar organization. The accompanying proxy materials include instructions on how to participate in the Meeting and how to vote your shares of the Company’s stock in the Meeting.

Stockholders attending the Meeting will be in a listen-only mode. However, virtual attendees will be able to vote and submit questions during the Meeting using the virtual Meeting website.

Your vote is important. Whether or not you plan to attend the Meeting, you are encouraged to vote as soon as possible to ensure that your shares are represented at the Meeting.

Important Notice Regarding the Internet Availability of Proxy Material for the Annual Meeting of Stockholders to be Held on July 16, 2024: This Proxy Statement, the Proxy Card, and our Annual Report for 2023 are available at: www.virtualshareholdermeeting.com/MLSS2024

By order of the Board of Directors

/s/ Neil Goldman

Neil Goldman

Chairman of the Board

Roseland, New Jersey

June 5, 2024

IMPORTANT: Every stockholder, whether he or she expects to attend the Annual Meeting, is urged to execute the proxy and return it promptly in the enclosed business reply envelope. Sending in your proxy will not prevent you from voting your stock at the Annual Meeting if you desire to do so, as your proxy is revocable at your option. We would appreciate your giving this matter your prompt attention.

MILESTONE SCIENTIFIC INC.

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JULY 16, 2024

Your proxy is solicited on behalf of the Board of Directors (which we refer to as our “Board”) of Milestone Scientific Inc., a Delaware corporation (which we refer to as “we,” “us,” “our,” or the “Company”), for use at our 2024 Annual Meeting of Stockholders (which we refer to as the “Annual Meeting”) to be held on Tuesday, July 16, 2024, at 9:00 a.m. Eastern time, or at any continuation, postponement or adjournment thereof, for the purposes discussed in this Proxy Statement. Proxies are solicited to give all stockholders of record an opportunity to vote on matters properly presented at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’

Meeting to Be Held Via the Internet at www.virtualshareholdermeeting.com/MLSS2024 on Tuesday, July 16, 2024, at 9:00 a.m. local time.

The Annual Report, Notice of Meeting, and Proxy Statement

are available at – www.proxyvote.com

We intend to mail this Proxy Statement, the proxy card and the Notice of Annual Meeting on or about June 5, 2024 to all stockholders of record entitled to vote at the Annual Meeting. If you would like a hard copy of the Annual Report, Notice of Meeting, Proxy Statement and Proxy Card for this Annual Meeting, or any future stockholder meetings, mailed or emailed to you, please contact us at 425 Eagle Rock Avenue, Roseland, NJ 07068, at our web page www.milestonescientific.com or telephone us at 973-535-2717.

THE VOTING AND VOTE REQUIRED

Record Date and Quorum

Only stockholders of record at the close of business on May 28, 2024 (the “Record Date”) are entitled to notice of and vote at the Annual Meeting. On the Record Date, there were 77,227,714 outstanding shares of common stock, par value $.001 per share (“Common Stock”). Each share of Common Stock is entitled to one vote. Shares represented by each properly executed, unrevoked proxy received in time for the Annual Meeting will be voted as specified. A quorum will be present at the Annual Meeting if stockholders owning not less than one-third of the shares issued and outstanding on the Record Date are present at the meeting in person or by proxy.

Voting of Proxies

The persons acting as proxies pursuant to the enclosed proxy will vote the shares represented as directed in the signed proxy. Unless otherwise directed in the proxy, the proxyholders will vote the shares represented by the proxy: (i) for the election of the seven (7) director nominees named in this Proxy Statement; (ii) for the ratification of the appointment of Marcum LLP as Milestone Scientific’s independent auditors for the fiscal year ending December 31, 2024; and (iii) in the proxyholders’ discretion, on any other business that may come before the Annual Meeting and any adjournments thereof.

If you are a stockholder of record, which means your shares are in your name, you may vote your shares as follows:

●	To vote in person, attend the Annual Meeting and the 16-digit control number found on your proxy card to register and vote.
●

To vote through the Internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the control number on the proxy card delivered to you. Your Internet vote must be received by 11:59 p.m., Eastern Time on July 15, 2024, to be counted.

●

To vote using the proxy card delivered to you, simply complete, sign, and date the proxy card and return it promptly in the envelope provided or use a touch-tone telephone to transmit your voting instructions by calling 1-800-579-1639. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

If you hold your shares of common stock in street name, which means that your shares are held of record by a broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee on how to vote your shares by either (i) attending the Annual Meeting and voting in person; (ii) through the Internet; or (iii) otherwise instructing the broker, bank or other nominee on how to vote your shares. Please note that if you hold your shares of common stock in street name, in order to vote your shares in person at the Annual Meeting, you will need to obtain from your broker, bank or other nominee, a valid legal proxy from your broker, bank or other nominee authorizing you to vote your shares at the Annual Meeting. After obtaining a valid legal proxy from your broker, bank or other agent, to then register to vote at the Annual Meeting, you must submit proof of your legal proxy reflecting the number of your shares along with your name and email address and mail to:

VOTE BY MAIL
Vote Processing, c/o Broadridge,
51 Mercedes Way
Edgewood, NY 11717

Additional information regarding the rules and procedures for participating in the Annual Meeting will be provided at the meeting website.

The inspector of elections appointed for the Annual Meeting will tabulate votes cast by proxy or in person at the Annual Meeting. The inspector of elections will also determine whether a quorum is present. In order to constitute a quorum for the conduct of business at the Annual Meeting, a one-third in voting power of all of the shares of the stock entitled to vote at the Annual Meeting must be present in person or represented by proxy at the Annual Meeting. Shares that abstain from voting on any proposal, or that are represented by broker non-votes (as defined below), will be treated as shares that are present and entitled to vote at the Annual Meeting for purposes of determining whether a quorum is present.

If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank, or other agent how to vote your shares, your broker, bank, or other agent may still be able to vote your shares at its discretion. In this regard, under the rules of the New York Stock Exchange, or NYSE American, brokers, banks, and other securities intermediaries that are subject to NYSE American rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE American rules, but not with respect to “non-routine” matters. When a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the NYSE American to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

We believe that the election of directors (Proposal 1) will be considered a non-routine matter and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote. We believe that the ratification of the appointment of Marcum LLP as our independent registered public accounting firm (Proposal 2) will be considered to be a routine matter on which a broker, bank or other agent has discretionary authority to vote.

Voting Requirements

Election of Directors. The election of the director nominees will require a plurality of the votes cast at the Annual Meeting by stockholders entitled to vote at the Annual Meeting. With respect to the election of directors, votes may be cast in favor of or withheld with respect to each nominee. Votes that are withheld will be excluded entirely from the vote and will have no effect on the outcome of the vote.

Ratification of the appointment of Independent Auditors. The affirmative vote of a majority of the votes cast at the Annual Meeting by stockholders entitled to vote at the Annual Meeting is required to approve this matter. An abstention will be treated as “present” for quorum purposes.  Abstentions will have the same effect as an against vote on the matter and broker non-votes will have no effect on the matter.

Revocability of Proxy. A proxy may be revoked by the stockholder giving the proxy at any time before it is voted by delivering oral or written notice to the Corporate Secretary of Milestone Scientific at or prior to the Annual Meeting, and a prior proxy is automatically revoked by a stockholder giving a subsequent proxy or attending and voting at the Annual Meeting. Attendance at the Annual Meeting in and of itself does not revoke a prior proxy.

Expenses of Solicitation. Our Board is soliciting proxies for the Annual Meeting from our stockholders. We will bear the entire cost of soliciting proxies from our stockholders. In addition to the solicitation of proxies by delivery of this Proxy Statement through the Internet or by mail, we will request that brokers, banks and other nominees that hold shares of our common stock, which are beneficially owned by our stockholders, forward proxies and proxy materials to those beneficial owners and secure those beneficial owners’ voting instructions. We will reimburse those record holders for their reasonable expenses. We may use several of our regular employees, who will not be specially compensated, to solicit proxies from our stockholders, either personally or by Internet, facsimile or special delivery letter.

We will also consider any other business that properly comes before the Annual Meeting, or any adjournment or postponement thereof. As of the record date, we are not aware of any other matters to be submitted for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named as your proxy will vote the shares as recommended by our Board, or if no recommendation is given, in their own discretion.

Stockholder List

A list of stockholders eligible to vote at the Annual Meeting will be available for inspection, for any purpose germane to the Annual Meeting, at the Annual Meeting and at principal executive office of the Company during regular business hours for a period of no less than ten (10) days prior to the Annual Meeting.

Forward-Looking Statements

This Proxy Statement contains “forward-looking statements” (as defined in the Private Securities Litigation Reform Act of 1995). These statements are based on our current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding actions to be taken by us. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those mentioned in the risk factors in Item 1A of our 2023 Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K.

PROPOSAL 1

ELECTION OF DIRECTORS

(ITEM 1 ON THE PROXY CARD)

Our Board currently consists of seven (7) members, four (4) of whom are independent under the listing standards for independence of the NYSE American and under Rule 10A-3 under the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”). Based upon the recommendation of the Nominating and Corporate Governance Committee of our Board, our Board determined to nominate each of the Company’s current directors: Neil Goldman, Leonard A. Osser, Jan Adriaan (Arjan) Haverhals, Benedetta I. Casamento, Gian Domenico Trombetta, Michael McGeehan and Didier Demesmin for re-election at the Annual Meeting.

Our Board and the Nominating Committee believe the directors nominated collectively have the experience, qualifications, attributes and skills to effectively oversee the management of the Company, including a high degree of personal and professional integrity, an ability to exercise sound business judgment on a broad range of issues, sufficient experience and background to have an appreciation of the issues facing the Company, a willingness to devote the necessary time to Board duties, a commitment to representing the best interests of the Company and our stockholders and a dedication to enhancing stockholder value.

Each director elected at the Annual Meeting will serve a one (1) year term until the Company’s next annual meeting and until his or her successor is duly elected and qualified or until his or her earlier death, resignation, or removal. Unless otherwise instructed, the proxyholders will vote the proxies received by them for the seven (7) nominees named below. If any of the nominees is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the present Board to fill the vacancy. It is not expected that any of the nominees named below will be unable or will decline to serve as a director. If additional persons are nominated for election as directors, the proxyholders intend to vote all proxies received by them in a manner to assure the election of as many of the nominees listed below as possible. In such event, the specific nominees to be voted for will be determined by the proxyholders.

Set forth below are the names, ages and positions of our director nominees as of the date of this Proxy Statement:

NAME	AGE	POSITION	DIRECTOR SINCE
Neal Goldman (1) (2) (3)	80	Chairman of the Board	2019
Leonard Osser	76	Vice Chairman of the Board	1991
Jan Adriaan (Arjan) Haverhals	61	President, Chief Executive Officer, and Director	2023
Benedetta Casamento (1) (2) (3)	54	Director	2022
Gian Domenico Trombetta	63	Director	2014
Michael McGeehan (1) (2) (3)	58	Director	2017
Dr. Didier Demesmin	55	Director	2023

1. Member of the Audit Committee

2. Member of the Compensation Committee

3. Member of the Nominating and Corporate Governance Committee

Board Recommendation

OUR BOARD RECOMMENDS A VOTE “FOR” EACH OF THE SEVEN (7) NOMINEES

FOR DIRECTOR NAMED IN THIS PROXY STATEMENT.

Vacancies on our Board, including any vacancy created by an increase in the size of our Board, may be filled by a majority of the directors remaining in office (even though less than a quorum of our Board) or a sole remaining director, or by the stockholders. A director elected by our Board to fill a vacancy will serve until the next annual meeting of stockholders and until such director’s successor is elected and qualified, or until such director’s earlier retirement, resignation, disqualification, removal, or death.

Information about Director Nominees

Set forth below is biographical information for each director nominee and a summary of the specific qualifications, attributes, skills and experiences which led our Board to conclude that each nominee should serve on our Board at this time. There are no family relationships among any of the directors or executive officers of the Company.

Neal Goldman, Chairman of the Board

Neal Goldman has been a director of Milestone Scientific since 2019 and has served as Chairman of the Board since January 2023. Mr. Goldman is the President and Founder of Goldman Capital Management, Inc., a family office since 2018, which was previously an investment advisory firm founded in 1985. He was First Vice President of Research at Shearson Lehman Hutton. He has also held senior positions as a money manager and research analyst with a variety of firms including Neuberger Berman, Moseley Hallgarten Estabrook and Weeden, Bruns Nordeman, and Russ and Company. Mr. Goldman serves as Chairman of Charles & Colvard, Ltd. since 2016 and served on the board of Imageware Systems, Inc. until November 2020. He also serves on the board of Deep-Down Inc. Prior to their respective acquisitions, he served on the boards of Blyth Industries and IPASS Corporation. Mr. Goldman received his B.A. degree in Economics from The City University of New York (City College). Mr. Goldman’s professional experience and financial background have given him the expertise needed to serve as one of our directors.

Leonard Osser, Vice Chairman of the Board

Leonard Osser has been a director of Milestone Scientific since 1991 and has served as Milestone Scientific’s Vice Chairman of the Board since May 2021.  Mr. Osser had been Interim Chief Executive Officer from December 2017 until May 2021. From July 2017 to December 2017, he had been Managing Director –China Operations. Prior to that, he served as Milestone Scientific’s Chairman from 1991 until September 2009, and during that time, from 1991 until 2007, was also Chief Executive Officer of Milestone Scientific. In September 2009, he resigned as Chairman of Milestone Scientific, but remained director, and assumed the position of Chief Executive Officer. From 1980 until the consummation of Milestone Scientific’s public offering in November 1995, Mr. Osser is the Managing Member of U.S. Asian Consulting Group, LLC, a New Jersey-based provider of consulting services specializing in distressed or turnaround situations in both the public and private markets. Mr. Osser also serves as a special consultant to the board of directors of Nexalin Technology, Inc. where he is also Managing Director of China Operations. Mr. Osser’s knowledge of our business and background with us since 1980 provides the Board with valuable leadership skills and insight into our business and accordingly, the expertise needed to serve as one of our directors.

Jan Adriaan (Arjan) Haverhals, President, Chief Executive Officer, and Director

Arjan Haverhals has been Milestone Scientific's President since September 2020, Chief Executive Officer since May 2021 and has served as the President and Chief Executive Officer of Milestone Scientific’s Dental Division (Wand Dental Inc.) since June 2020.  In January 2023, Mr. Haverhals was appointed to the Board. He brings more than 30 years of sales, marketing, product development, and international expansion experience within the medical device, pharmaceutical, and other industries. Prior to joining Wand Dental and Milestone Scientific, Mr. Haverhals was senior vice president of sales at Xcentric Mold & Engineering from 2019 until 2020 where he was instrumental in increasing sales productivity and efficiency for the company's prototype injection molding services, which included leading healthcare company clients.

From 2012 until 2018, Mr. Haverhals worked at Straumann, LLC, a global leader in manufacturing medical and dental devices, where he held a series of senior sales and marketing roles including vice president of customer marketing & education, where he oversaw all product franchises and led the launch of more than 30 products in the North American market. He also served as senior vice president for the Nordic Region at Straumann AB, senior vice president of global sales digital solutions, which included oversight of the strategic acquisition of Etkon; and served as vice president of the Prosthetics Business Unit, where he introduced a new implant and prosthetics product line within a new market segment.

He also served as senior vice president for the Nordic Region at Straumann AB, senior vice president of global sales digital solutions, which included oversight of the strategic acquisition of Etkon; and served as vice president of the Prosthetics Business Unit, where he introduced a new implant and prosthetics product line within a new market segment. He also served as vice president of global marketing & sales at Elkem AS, one of Norway's largest industrial companies. Previously, Mr. Haverhals served as executive vice president of marketing & sales at Cresco Ti Systems Sàrl, a global dental implant company, where he was responsible for turning around and managing global sales, marketing, international business. Mr. Haverhals holds an MS in Pharmacy from the University of Leyden in the Netherlands. Mr. Haverhals’ knowledge of Milestone Scientific’s day-to-day operations gives him the expertise needed to serve as one of our directors.

Benedetta I. Casamento, Director

Benedetta Casamento has served as a director of the Company since April 2022. Since August 2017, Ms. Casamento has served as a Retail Consultant specializing in finance, business operations, and financial planning and analysis. Ms. Casamento previously served as Chairman and President of Allyke, Inc., an artificial intelligence company creating digital imagery insights for retail and other industries, from June 2016 to August 2017. From December 2014 to April 2016, she served as Chief Executive Officer of Calypso St. Barth, a luxury boutique retailer of women’s apparel and accessories. Prior to her role as CEO at Calypso St. Barth, Ms. Casamento served as a consultant to private equity firms with portfolio interests in retail and fashion from July 2012 to December 2014. Ms. Casamento previously served as Executive Vice President, Finance & Operations of The Talbots, Inc. (“Talbots”), a specialty retailer and direct marketer of women’s apparel, accessories, and shoes, from March 2009 to July 2012. Prior to joining Talbots, Ms. Casamento served in various leadership roles within Liz Claiborne Inc. from February 1999 to November 2008, culminating in her position as President of Liz Claiborne Brands. Ms. Casamento started her career at Saks Fifth Avenue. Our Board has determined that Ms. Casamento’s extensive business experience, as well as her background in accounting and finance, qualifies her to serve on the Board.

Gian Domenico Trombetta, Director

Gian Domenico Trombetta has been a director of Milestone Scientific since May 2014 and served as the President and Chief Executive Officer of Milestone Scientific’s Dental Division (Wand Dental Inc.) from October 2014 until May 2020. He founded Innovest S.p.A, headquartered in Milan, Italy, in 1993, a special situation firm acting in development and distressed capital investments. He has been its President and Chief Executive Officer since its inception. He served as the Chief Executive Officer or a board member of several private commercial companies in different industries including both industrial (e.g. IT, media, web, and fashion) and holding companies. Before founding Innovest, Mr. Trombetta was Project Manager for Booz Allen & Hamilton Inc., a management consulting firm from 1988 to 1992. Mr. Trombetta holds a degree in business administration from the Luiss University in Rome, Italy, and an MBA degree from INSEAD-Fontainbleau-France. Mr. Trombetta’s business background and experience has given him the expertise needed to serve as one of our directors.

Michael McGeehan, Director

Michael McGeehan has been a director of Milestone Scientific since October 2017. Mr. McGeehan is a business consultant with 30 years of experience in a variety of business domains, including financial services, medical and healthcare products, consumer package goods and the software technology industry. Mr. McGeehan started his career at Metaphor Computer Systems in 1988 and then went to work at Microsoft Corporation in 1991. In 1995, Mr. McGeehan left Microsoft and founded Forefront Information Strategies, an information technology consulting firm. In 2002, Mr. McGeehan returned to Microsoft where he worked until 2017, when he returned to and re-started Forefront. Mr. McGeehan was on the Board of Directors of Wand Dental. Mr. McGeehan has a master’s in business administration from Pace University and a Bachelor of Science in Electrical Engineering and Computer Science from Marquette University. Mr. McGeehan’s professional experience and background have given him the expertise needed to serve as one of our directors.

Dr. Didier Demesmin, Director

Dr. Demesmin is currently the Chief Executive Officer and Medical Director of University Pain Medicine Center, a position he has held since 2007. Since March 2006, Dr. Demesmin has held the position of Director of the Pain Management Department at St. Peter’s University Hospital. He is also a physician in the Departments of Pain Medicine at JFK Medical Center (since March 2007), Robert Wood Johnson University Hospital (since January 2008), Somerset Medical Center (since February 2009), Hudson Regional Hospital (since December 2010), and Saint Barnabas Hospital (since November 2013). Dr. Demesmin is also a Clinical Instructor in the Department of Medicine at Rutgers Robert Wood Johnson Medical School (since August 2006), a Clinical Assistant Professor in the Department of Physical Medicine and Rehabilitation at Rutgers Robert Wood Johnson Medical School (since July 2013), the Medical Director in the Physical Medicine and Rehabilitation and Sports Medicine Institute at St. Peter’s University Hospital (since (December 2013), and an Assistant Fellowship Program Director in the Multidisciplinary Interventional Pain Medicine Fellowship at JFK Johnson Rehabilitation Institute (since November 2013). Dr. Demesmin has been a member of the Board of Trustees of the New Jersey Society of Interventional Pain Physicians, since September 2010, and the Middlesex County Medical Society of New Jersey, since January 2010, where he held the positions of President Elect, from June 2011 to June 2012, and President, from June 2012 to June 2014. Dr. Demesmin received a BA in Psychology from Rutgers University in 1994, a Medical Degree from the University of Medicine and Dentistry of New Jersey in 2000, and an MBA from the Kellogg School of Management of Northwestern University in 2018. Mr. Demesmin’ s medical healthcare background in the field of interventional pain management and business background has given him the expertise needed to serve as one of our directors.

CORPORATE GOVERNANCE

Board Leadership Structure

The Board believes that the segregation of the roles of Board Chairman and the Chief Executive Officer ensures better overall governance of the Company and provides meaningful checks and balances regarding its overall performance. This structure allows our Chief Executive Officer to focus on developing and implementing the Company’s business plans and supervising the Company’s day-to-day business operations and allows our chairman to lead the Board in its oversight and advisory roles. Because of the many responsibilities of the Board and the significant time and effort required by each of the Chairman and the Chief Executive Officer to perform their respective duties, the Company believes that having separate persons in these roles enhances the ability of each to discharge those duties effectively and enhances the Company’s prospects for success. The Company also believes that having separate positions provides a clear delineation of responsibilities for each position and fosters greater accountability of management. For the foregoing reasons, the Board has determined that its leadership structure is appropriate and in the best interest of stockholders.

The Board’s Oversight of Risk Management

The Board recognizes that companies face a variety of risks, including China operation risk, liquidity/capital accessibility risk, medical product acceptance risk, and operational risk. The Board believes an effective risk management system will (1) timely identify the material risks that we face; (2) communicate necessary information with respect to material risks to senior executives and, as appropriate, to the Board or relevant Board committee; (3) implement appropriate and responsive risk management strategies consistent with the Company’s risk profile; and (4) integrate risk management into the Company’s decision-making. The Board encourages, and management promotes, a corporate culture that incorporates risk management into the Company’s corporate strategy and day-to-day business operations. The Board also continually works, with the input of management and executive officers, to assess and analyze the most likely areas of future risk for the Company.

Board Composition, Board Attendance; Director Independence

Our Board may establish the authorized number of directors from time to time by resolution. Our Board currently consists of seven (7) authorized members. During the year ended December 31, 2023, our Board met seven times. All of our Board members attended at least 75% of the aggregate of all Board meetings and all meetings of the Board committees upon which they served while they were on the Board during fiscal 2023. Our Board does not have a policy regarding Board members’ attendance at meetings of our stockholders and six members of our Board attended our annual meeting of stockholders held in 2023. The Board also acted by unanimous consent twelve times during fiscal 2023.

Generally, under the listing requirements and rules of the NYSE American, independent directors must comprise a majority of a listed company’s board of directors. Our Board regularly undertakes a review of its composition, the composition of its committees and the independence of each director. Our Board has determined that Neil Goldman, Benedetta I. Casamento, Gian Domenico Trombetta, Michael McGeehan and Didier Demesmin has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each is “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the NYSE American. In making this determination, our Board considered the current and prior relationships that each nonemployee director nominee has with our Company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each nonemployee director nominee. The Board also considered all equity awards, if any, granted to the Independent Directors for the year ended December 31, 2023, disclosed in “Director Compensation” below, and determined that such awards were compensation for services rendered to the Board and therefore did not impact their ability to continue to serve as Independent Directors. Accordingly, the majority of our directors are independent as of the date of this Proxy Statement.

Committees of the Board

The Board has standing audit, compensation, and nominating and corporate governance committees (respectively, the “Audit Committee,” the “Compensation Committee,” and the “Nominating Committee.”)

Compensation Committee

The Compensation Committee reviews and recommends to the Board the compensation and benefits of all officers of the Company, reviews general policy matters relating to compensation and benefits of employees of the Company and administers the issuance of stock options to the Company’s officers, employees, directors, and consultants. It also provides recommendations to the Board with respect to non-employee director compensation. The Compensation Committee may not delegate its authority to any other person, other than to a subcommittee. The Compensation Committee is comprised of three members, Benedetta Casamento (Chairman), Neal Goldman and Michael McGeehan, all of whom are independent as defined in the listing standards of the NYSE American and Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Compensation Committee held two meetings during fiscal 2023.

The Compensation Committee approves the equity award grants to our named executive officers (“NEO”) on or before the grant date. The committee’s general practice is to complete its annual executive compensation review and determine performance goals and target compensation for our NEOs, and then equity awards are granted to NEOs and become effective. Annual equity awards are typically granted to our NEOs in March. On occasion, the compensation committee may grant equity awards outside of our annual grant cycle for new hires, promotions, recognition, retention or other purposes. While the compensation committee has discretionary authority to approve equity awards to our NEOs outside of the cycle described above, the compensation committee follows a practice of not granting equity awards when the company anticipates releasing material nonpublic information and, in any event, we do not time the release of material non-public information in coordination with grants of equity awards in a manner that intentionally benefits our NEOs.

A copy of the Compensation Committee Charter has been posted on our website at www.milestonescientific.com.  For additional discussion of the Compensation Committee executive compensation objectives, see Item 11, “Objective of Executive Compensation Program.”

Audit Committee

The Audit Committee meets with management and the Company’s independent accountants to determine the adequacy of internal controls and other financial reporting matters. The Audit Committee’s purpose is to: (A) assist the Board in its oversight of: (i) the integrity of our financial statements; (ii) our compliance with legal and regulatory requirements; (iii) our independent auditors’ qualifications and independence; (iv) the performance of our internal audit function and independent auditors to decide whether to appoint, retain or terminate our independent auditors; and (v) the preparation of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “Annual Report”); and (B) to pre-approve all audit, audit-related and other services, if any, to be provided by the independent auditors. The members of the Audit Committee are comprised of Benedetta Casamento (Chairman), Neil Goldman and Michael McGeehan, all of whom are independent as defined in the listing standards of the NYSE American and Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee held four meetings during fiscal 2023.

A copy of the Audit Committee Charter has been posted on our website at www.milestonescientific.com.

Audit Committee Financial Expert

The Board has determined that Benedetta Casamento is an “audit committee financial expert,” as that term is defined in Item 407(d)(5) of Regulation S-K, and “independent” for purposes of the listing standards of the NYSE American and Section 10A(m)(3) of the Exchange Act.

Nominating Committee

The Nominating Committee identifies potential director nominees and evaluates their suitability to serve on the Board. Based on its evaluation, it recommends to the Board the director nominees for Board membership. In addition, the Nominating Committee also evaluates each existing Board member’s suitability for continued service as a director. The members of the Nominating Committee are Michael McGeehan (Chairman), Benedetta Casamento, and Neal Goldman, all of whom are independent as defined in the listing standards of the NYSE American and Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Nominating Committee held one meetings during fiscal 2023.

The Nominating Committee believes that the minimum qualifications for service as a director of the Company are that a nominee possess an ability, as demonstrated by recognized success in his or her field, to make meaningful contributions to the Board’s oversight of the business and affairs of the Company and an impeccable reputation of integrity and competence in his or her personal or professional activities. The Nominating Committee’s criteria for evaluating potential candidates include the following: an understanding of the Company’s business environment; and the possession of such knowledge, skills, expertise and diversity of experience so as to enhance the Board’s ability to manage and direct the affairs and business of the Company including, when applicable, to enhance the ability of committees of the Board to fulfill their duties and/or satisfy any independence requirements imposed by law, regulation or listing requirements.

The Nominating Committee considers director candidates recommended by stockholders. In considering candidates submitted by stockholders, the Committee will take into consideration the needs of the Board and the qualifications of the candidate. The Nominating Committee may also take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held. To have a candidate considered by the Nominating Committee, a stockholder must submit the recommendation in writing and must include the following information: the name of the stockholder and evidence of the person’s ownership of Company stock, including the number of shares owned and the length of time of ownership; the name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of the Company; and, the person’s consent to be named as a director if selected by the Nominating Committee and nominated by the Board.

The Nominating Committee may also receive suggestions from current Board members, the Company’s executive officers or other sources, which may be either unsolicited or in response to requests from the Nominating Committee for such candidates. The Nominating Committee also, from time to time, may engage firms that specialize in identifying director candidates.

Once a person has been identified by the Nominating Committee as a potential candidate, it may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Nominating Committee determines that the candidate warrants further consideration, the Chairman or another member of the Nominating Committee may contact the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the Nominating Committee may request information from the candidate, review the person’s accomplishments and qualifications and may conduct one or more interviews with the candidate. The Nominating Committee may consider all such information considering information regarding any other candidates that it might be evaluating for membership on the Board. In certain instances, Nominating Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments. The Nominating Committee’s evaluation process does not vary based on whether a candidate is recommended by a stockholder, although, as stated above, the Board may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.

A copy of the Nominating Committee Charter has been posted on our website at www.milestonescientific.com.

Stockholder Communication with the Board

The Board has established a process to receive communications from stockholders. Stockholders and other interested parties may contact any member (or all members) of the Board, or the non-management directors as a group, any Board committee, or any chair of any such committee by mail or electronically. To communicate with the Board, any individual director or any group or committee of directors, correspondence should be addressed to the Board or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent “c/o Corporate Secretary” at 425 Eagle Rock Ave., Suite 403, Roseland, New Jersey 07068. All communications received as set forth in the preceding paragraph will be opened by the Corporate Secretary of the Company for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, patently offensive material or matters deemed inappropriate for the Board will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the Company’s Corporate Secretary will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope is addressed.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers and directors, and person who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on review of the copies of such forms furnish to us, or written representations that no Forms 5 were required, we believe that all Section 16(a) filing requirements applicable to our officers and director were complied with during the fiscal year ended December 31, 2023.

Insider Trading Arrangements and Policies

We have adopted an insider trading compliance policy governing the purchase, sale, and/or other dispositions of our securities by our directors, officers, and employees that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the exchange listing standards applicable to us. The insider trading policy prohibits the use of material non-public information about the Company when making decisions to purchase, sell, give away or otherwise trade in the Company’s securities or to provide such information to others outside the Company. We have established black-out periods to which covered persons are subject related to the filing of our regular reports with the Securities and Exchange Commission. The Company may impose additional black-out periods from time to time as other types of material non-public information occur when material non-public events or disclosures are pending. Covered persons are permitted to trade in the Company’s securities only when there is no black-out period in effect and such trade has been pre-cleared by the appointed Company officer, or when a qualified 10b5-1 plan has been established in accordance with federal securities laws.  No covered person has adopted or terminated a Rule 10b5-1 trading plan during the last fiscal quarter of the fiscal year to which this report relates.

Code of Ethics

Milestone Scientific has adopted a code of ethics that applies to its directors, principal executive officer, principal financial officer and other people performing similar functions. This code of ethics is posted on Milestone Scientific’s web site at www.milestonescientific.com. Milestone Scientific will also provide a copy of the Code of Ethics to any person without charge, upon written request addressed to the Chairman of the Board, Neal Goldman, at the Company’s principal executive office, located at 425 Eagle Rock Avenue Roseland, NJ 07068.

Clawback Policy

Our Board has adopted a written policy to recover “excess” compensation that is granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure. The compensation includes both cash-based and equity-based incentives. The compensation covered includes incentive awards awarded to any individuals (including former employees) who served as an executive officer during the three most recently completed fiscal years preceding the date on which the preparation of an accounting restatement is required, provided that the executive officers were awarded more incentive awards than they would have received if the financial statements had been prepared correctly. The recovery will include an executive incentive award even if the executive was not involved in preparing the financial statements or did not commit misconduct that led to the restatement. Restatements attributable to an inadvertent error also will subject executive officers to the recovery of previously received incentive awards.

Employee, Officer, and Director Hedging

Our policy against insider trading prohibits all employees and directors from engaging in any short sales of our securities, hold our securities in a margin account, or pledge our securities as collateral for a loan.

SUMMARY COMPENSATION TABLE

The following Summary Compensation Table sets forth all compensation earned, in all capacities, during the fiscal years ended December 31, 2023 and 2022 by Milestone Scientific’s (i) chief executive officer and (ii) two most highly compensated executive officers, other than the chief executive officer, who were serving as executive officers at the end of the 2023 fiscal year and whose salary as determined by Regulation S-K, Item 402, exceeded $100,000 (the individuals falling within categories (i) and (ii) are collectively referred to as the “Named Executive Officers”).

Name and Principal Position	Year	Salary	Bonuses	Option Awards (3)	Other Compensation	Total
Jan Adriaan (Arjan) Haverhals (1)
Chief Executive Officer and President of Milestone Scientific Inc.	2023	$350,000	$281,853	$-	$48,412	$680,265
President of Wand Dental Inc	2022	$350,000	$246,603	$216,385	$28,153	$841,141
Peter Milligan (2)
Chief Financial Officer	2023	$70,000	$100,000	$-	$-	$170,000

1.

Arjan Haverhals was awarded $281,000 in a discretionary performance bonus for the year ended December 31, 2023. Other compensation represents payments made for health insurance coverage of approximately $34,000 and car allowance of approximately $14,000. During 2022 he was awarded $246,000 in a discretionary performance bonus for the year ended December 31, 2022. Other compensation represents payments made for health insurance coverage of approximately $14,000 and car allowance of approximately $14,000.

2.

Peter Milligan was appointed as the Chief Financial Officer of the Company February 1, 2023. He was awarded a $100,000 bonus for joining the company to be paid in shares of stock. On August 24, 2023 the Company announced that Peter Milligan resigned from the Company effective September 1, 2023.

3.

The amounts in this column reflect the fair value of the options on the date of grant. For details used in the assumption calculating the fair value of the option reward, see Note C to the Financial Statements for the year ended December 31, 2023, which is located on pages F-9 through F-12 of the Company’s 2023 Annual Report on Form 10-K. Compensation cost is generally recognized over the vesting period of the award. See the table below entitled Outstanding Equity Awards on December 31, 2023.

Pay versus Performance Table

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid (as defined by SEC rules) and certain financial performance metrics of the Company.

	(a)	(b)	(c)	(d)	(e)
Year	Summary Compensation Table Total for PEO($)	Compensation Actually Paid to PEO($)	Average Summary Compensation Table Total for Non-PEO NEO’s ($)	Average Compensation Actually Paid to Non-PEO NEO’s ($)	Value of Initial Fixed $100 Investment Based on: Total Shareholder Return ($)	Net Income ($)
2023	680,265	680,265	n/a	n/a	150.00	(6,929,104)
2022	841,141	649,824	n/a	n/a	22.86	(8,706,131)

Calculation of Compensation Actually Paid to PEO (column b)	2023	2022
Total Summary Compensation Paid Table (SCT) - column (a)	680,265	735,024
Less: value reported under stock awards in the SCT	-	(85,200)
Add: FV of unvested equity awards at year end 2022	-	-
Add: FV of vested awards as of the vesting date	-	-
Compensation actually paid	680,265	649,824

(a)

The amounts reported in this column are the amounts of total compensation reported for Mr. Haverhals, Chief Executive Officer, for each corresponding year in the "Total" column of the Summary Compensation Table (“SCT’) on page 12 of this proxy statement.

(b)

The amounts reported in this column represent the amount of compensation actually paid (“CAP”) Mr. Haverhals as computed in accordance with Item 402(v) of Regulation S-K, but do not reflect the actual amount of compensation earned by or paid to Mr. Haverhals during the applicable year. The determination of CAP begins with the total compensation reported in the SCT, which is then adjusted by equity-based and other compensation as set forth in the following table. For equity-based awards made during the year, the recorded grant date value is replaced with the estimated year-end value. For equity-based awards made in prior years that remain unvested at year-end, the estimated change in value from the beginning to the end of the year is included. For equity-based awards made in prior years, but vested during the year, the estimated change in value from the beginning of the year to the date of vesting is included:

(c)

The amounts reported in this column represent the average of the amounts reported for the Company's Non-CEO named executive officer’s (“NEOs”) as a group in the "Total" column of the SCT in each applicable year. There were no NEO’s at the company during 2023 and 2022, respectively.

(d)

The amounts reported in this column represent the average amount of CAP to the Non-CEO NEOs as a group, as computed in accordance with Item 402(v) of Regulation S-K. Since there were no adjustments to be made for these NEO’s, the amounts actually paid are equal to the SCT amounts calculated in the previous column.

(e)	This represents the year-end value of an initial $100 investment made at the beginning of the period.

Employment Contracts

On March 2, 2021, the Company entered into a Royalty Sharing Agreement with Leonard Osser, pursuant to which Mr. Osser sold, transferred and assigned to the Company all of his rights in and to a certain patent application as to which he is a co-inventor with Mark Hochman, a consultant to the Company, and the Company agreed to pay to Mr. Osser, beginning May 9, 2027, half of the royalty (2.5%) on net sales that would otherwise be payable to Mark and Claudia Hochman under their existing Technology Sale Agreement, dated January 1, 2005 and amended from time to time, with the Company. In connection with the Royalty Sharing Agreement, the Hochman's agreed with the Company, pursuant to an addendum to such Technology Sale Agreement dated February 25, 2021, to reduce from 5% to 2.5% the payments due to them under their Technology Sale Agreement beginning on May 9, 2027, and thereafter with respect to dental products embodying the invention.

As part of the Succession Plan of the Company, Mr. Osser agreed, pursuant to an agreement dated April 6, 2021 (the “Succession Agreement”), to restructure certain of his existing agreements with the Company, which provide for additional and broader executive support, and at such time as he elects to step down as Interim Chief Executive Officer of the Company, to become the Vice Chairman of the Board of the Company. With respect to Mr. Osser’s July 2017 Employment Agreement and July 2017 Consulting Agreement (each as previously disclosed), the compensation under the Employment Agreement was modified to reduce the overall compensation by $100,000 to $200,000, split equally between a cash amount and an amount in shares, and the compensation under the Consulting Agreement was increased by $100,000 to $200,000, equally split between a cash amount and an amount in shares, which shares were formerly payable under the Employment Agreement. If the Company terminates Mr. Osser’s employment “Without Cause,” other than due to his death or disability, or if Mr. Osser terminates his employment for “Good Reason” (both as defined in the agreement), Mr. Osser is entitled to be paid in one lump sum payment as soon as practicable following such termination: an amount equal to the aggregate present value (as determined in accordance with Section 280G(d)(4) of the Code) of all compensation pursuant to this agreement from the effective date of termination hereunder through the remainder of the Employment Term. In connection with his acceptance of the Vice Chairman position and in consideration of his services as a member of the Board and agreement to provide certain additional general consulting services, Mr. Osser was granted options to purchase 2,000,000 shares of common stock, exercisable at the fair market value of the common stock on the date of grant, vesting over the five-year period after he steps down as Interim Chief Executive Officer of the Company or ten years from the date of grant, whichever shall end first. The Company believes that the effect of such existing agreements and the Succession Agreement, all of which relate to the period after such time Mr. Osser steps down as Interim Chief Executive Officer of the Company, collectively expand Mr. Osser’s consulting to and support of the Company beyond its Chinese operations to also include its medical and other products, while enhancing the retention aspects of the Company’s relationship with Mr. Osser. On May 19, 2021, Mr. Osser resigned as Interim Chief Executive Officer of the Company and assumed the role of Vice Chairman of the Board.

Compensation under the Employment Agreement and the Consulting Agreement is payable for 9.5 years from May 19, 2021. The Company recorded expenses of $200,000 related to the Employment Agreement for each of the years ended December 31, 2023 and 2022, respectively. The Company recorded expenses of $200,000 and $200,000 related to the Consulting Agreement for each of the years ended December 31, 2023 and 2022, respectively.

On January 1, 2022, the Company entered into an employment agreement with Mr. Jan Adriaan (Arjan) Haverhals. The employment term ends December 31, 2024, unless extended by mutual written agreement.  Mr. Haverhals will serve as the President and Chief Executive Officer of the Company and such other senior executive positions as accepted and determined by the Board reasonably requests.  As an executive, notwithstanding the fact that he is a director, Mr. Haverhals has board observer rights. The agreement calls for a base salary of $350,000 and bonus compensation of up to $400,000 per year, comprise of three separate performance-based bonuses each up to $100,000 per year, based upon the Company’s achievement of three (3) performance or financial goals, as established by the Compensation Committee in its reasonable discretion; and (ii) a discretionary bonus up to $100,000, as determined by the Compensation Committee, in its sole discretion.  Satisfaction of bonus goals will be determined by the Compensation Committee from time to time in its reasonable discretion. Bonus compensation, if any, shall be payable annually in arrears thirty-three percent (33%) in cash and sixty-seven percent (67%) in shares of the Company’s common stock.  Mr. Haverhals will also be entitled to reimbursement of expenses, four weeks paid vacation, a car allowance and participation in company retirement plans and health insurance reimbursement.  The agreement provides for the typical termination provisions.  If Mr. Haverhals is terminated for other than for cause or termination by him for good reason, he will be paid as severance, his base compensation, and certain other benefits, as provided in the employment agreement, for two years after termination.

Potential Payments upon Termination

As noted above, the employment agreement for Mr. Haverhals entitle him to a severance payment and related benefits in the event of our termination of his employment without cause or his resignation for good reason.

If a qualifying involuntary termination had occurred on December 31, 2023, Mr. Haverhals would have been eligible to receive the following amounts:

	Base	Prorated	Health Insurance
	Salary	Annual Bonus	Premiums (1)	Total
Name	($)	($)	($)	($)

Jan Adriaan (Arjan) Haverhals	700,000	-	69,464	769,464

(1)	Calculated using the monthly COBRA amount based on health insurance elections at December 31, 2023.

Objective of Executive Compensation Program

The primary objective of the executive compensation program is to attract and retain qualified, energetic managers who are enthusiastic about the mission and culture of Milestone Scientific. A further objective of the compensation program is to provide incentives and reward each manager for their contribution. In addition, Milestone Scientific strives to promote an ownership mentality among key leadership and the Board of Directors.

The Compensation Committee reviews and approves, or in some cases recommends for the approval of the full Board, the annual compensation procedures for the Named Executive Officers.

The compensation program is designed to reward teamwork, as well as each manager’s individual contribution. In measuring the Named Executive Officers’ contribution, the Compensation Committee considers numerous factors including the growth strategic business relationships and financial performance. Regarding most compensation matters, including executive and director compensation, management provides recommendations to the Compensation Committee; however, the Compensation Committee does not delegate any of its functions to others in setting compensation. Milestone Scientific does not currently engage any consultant to advise on executive and/or director compensation matters.

Stock price performance has not been a factor in determining annual compensation because the price of Milestone Scientific’s common stock is subject to a variety of factors outside of Milestone Scientific’s control. Milestone Scientific does not have an exact formula for allocating between cash and non-cash compensation.

Annual CEO compensation consists of a base salary component, a bonus component (payable in a mix of cash and stock) and periodic stock option grants. It is the Compensation Committee’s intention to set totals for the CEO for cash compensation sufficiently high enough to attract and retain a strong motivated leadership team, but not so high that it creates a negative perception with the other stakeholders. The CEO receives stock option grants under the stock option plan. The number of stock options granted to the executive officer is made on a discretionary rather than a formula basis by the Compensation Committee.

The CEO’s current and prior compensation is considered in setting future compensation. To some extent, the compensation plan is based on the market and the companies that compete for executive management. The elements of the plan (e.g., base salary, bonus, and stock options) are like the elements used by many companies. The exact base pay, stock option grant, and bonus amounts are chosen to balance the competing objectives of fairness to all stakeholders and attracting and retaining executive managers.

Outstanding Equity Awards on December 31, 2023

Name	Number of Securities Underlying Vested Options (#) Exercisable (1)	Number of Securities Underlying Nonvested Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not vested (#) (2)	Market Value of Number of Shares or Units of Stock that have not vested (#) (3)
Jan Adriaan (Arjan) Haverhals
	40,000	-	$2.13	12/23/2024	319,546	$220,487
	119,676	96,620	$1.52	3/30/2025
Total	159,676	96,620			319,546	$220,487

Leonard Osser	703,518	-	$1.99	12/22/2025	2,272,713	$1,568,172
	800,000	1,200,000	2.47	4/23/2031
	24,882	7,293	$3.11	2/9/2026
Total	1,528,400	1,207,293			2,272,713	$1,568,172
Grand Total	1,688,076	1,303,913			2,592,260	1,788,659

The following table includes certain information with respect to all unexercised stock options and unvested shares of common stock of Milestone Scientific outstanding owned by the Named Executive Officers on December 31, 2023.

1.	Represents stock option grants at fair market value on the date of grant.
2.	Issuance of the shares of common stock have been deferred until the termination of employment with Milestone Scientific in accordance with the terms of respective employment arrangements.
3.	Based on the closing price per share of $0.69 as reported on the NYSE American on December 31, 2023

Director Compensation

The following table sets forth information concerning compensation for services rendered by our non-executive directors for the year ended December 31, 2023.

	Fees Earned paid in cash$	Stock Awards $	Options Award $	Non-Equity Incentive Plan Compensation $	Change in pension value and nonqualified deferred compensation earnings $	All other Compensation	Fees Earned paid in cash$	Total $	Fees Earned paid in cash$
Neal Goldman	-	120,000	-	-	-	-	-	120,000	-
Benedetta Casamento	-	120,000	-	-	-	-	-	120,000	-
Leonard Osser	-	100,000	-	-	-	-	-	100,000	-
Dr. Didier Demesmin	-	-	-	-	-	-	-	-	-
Michael McGeehan	-	110,000	-	-	-	-	-	110,000	-
Gian Domenico Trombetta	-	100,000	-	-	-	-	-	100,000	-

Director Compensation Plan

Our non-executive directors are entitled to an annual compensation of $100,000, except for the Chairperson of the Board, who receives an annual compensation of $120,000, plus reimbursement for ordinary and reasonable expenses incurred in exercising their responsibilities in accordance with the Company’s expense reimbursement procedure applicable to all employees of the Company. Further, the Chairperson of each of the Audit Committee, Compensation Committee and Nominating Committee, as applicable, is entitled to an additional $10,000 of compensation per year. These amounts are paid in awards of stock, based on the then market value of a share of common stock. The basis of the Company’s director compensation program is that it is designed to build an ownership stake in the Company while providing an incentive to directors that corresponds with the returns recognized by our stockholders. Stock awards to non-executive directors are anticipated to continue in future years as a means to increase alignment of directors with the Company’s stockholders.

Other than the stock awards, the independent directors are not eligible to participate in the Company’s employee benefit plans, including the retirement plan.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholders Matters

The following table, together with the accompanying footnotes, sets forth information, as May 28, 2024 regarding stock ownership of all persons known by Milestone Scientific to own beneficially more than 5% of Milestone Scientific’s outstanding common stock, Named Executives, all directors, and all directors and executive officers of Milestone Scientific as a group:

Names of Beneficial Owner (1)	Shares of Common Stock Beneficially Owned (2)	Percentage
Executive Officers and Directors
Leonard Osser (1) (2)(7)	5,130,020	6.64%
Jan Adriaan (Arjan) Haverhals (1) (2)(3)	638,023	-
Benedetta Casamento (1) (2)(5)	269,659	-
Neal Goldman (1) (2)(4)	2,191,026	2.84%
Michael McGeehan (1) (2)(6)	505,407	-
Dr. Didier Demesmin (1) (2)	-	-
Gian Domenico Trombetta (1) (2)(8)	10,306,026	13.34%
All directors & executive officers as group (7 persons)	19,040,162	24.75%

1.

The addresses of the persons named in this table are as follows: Leonard Osser, Jan Adriaan (Arjan) Haverhals, Gian Domenico Trombetta, Neal Goldman, Michael McGeehan, Benedetta Casamento and Dr. Didier Demesmin are at 425 Eagle Rock Avenue, Roseland, New Jersey 07068.

2.

A person is deemed to be a beneficial owner of securities that can be acquired by such person within 60 days from the Record Date, May 28, 2024, as applicable, upon the exercise of options and warrants or conversion of convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such person (but not held by any other person) and that are exercisable or convertible within 60 days from May 28, 2024, have been exercised or converted. Except as otherwise indicated, and subject to applicable community property and similar laws, each of the persons named has sole voting and investment power with respect to the shares shown as beneficially owned. The percentages for each beneficial owner are determined based on dividing the number of shares of common stock beneficially owned by the sum of the outstanding shares of common stock on May 28, 2024, and the number of shares underlying options exercisable and convertible securities convertible within 60 days from May 28, 2024, held by the beneficial owner.

3.	Includes 638,023 shares to be issued at the termination of Mr. Haverhals employment agreement, and 98,424 vested stock options to purchase common stock of the Company.
4.	Includes 2,191,026 shares held by Mr. Goldman.
5.	Includes 269,659 shares held by Mrs. Casamento.
6.	Includes 505,407 shares held by Mr. McGeehan and 21,250 shares subject to common stock warrants to purchase common stock of the Company.
7.

Includes 2,857,306 shares held by Mr. Osser or his family, 2,272,713 shares to be issued at the termination of his employment agreement, and 1,279,975 vested stock options to purchase common stock of the Company.

8.

Includes 608,835 shares held by Mr. Trombetta directly, 178,571 shares subject to warrants to purchase common stock of the Company in the name of Bp4 Sr. l, and 9,875,763 shares held directly by BP4 U.R.L. ("BP4") of which 5,982,906 shares were issued upon the conversion of $7 million of preferred stock at $1.17 per share, as adjusted to date. Innovest S.p.A. ("Innovest") is the controlling shareholder of BP4 and Mr. Trombetta is a controlling shareholder and director of Innovest, and, as such, is deemed to have voting and investment power over the securities held by BP4. Mr. Trombetta disclaims beneficial ownership of all securities held by BP4.

Securities Authorized for Issuance under Equity Compensation Plans

Equity Compensation Plan Information (as of December 31, 2023)

Equity compensation plan approved by stockholders	Number of Securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plan

Grants under our 2020 Equity Incentive Plan (4)	3,128,652	$2.30	9,174,520
Total	3,128,652	$-	9,174,520

1.

The 2020 plan, as amended and restated in 2021 and amended during 2023, provides for awards of restricted common stock and options to purchase up to a maximum of 11,500,000 shares of common stock and expires in December 2030. Options may be granted to employees, directors, and consultants of Milestone Scientific for the purchase of shares of common stock at a price not less than the fair market value of common stock on the date of grant. In general, options become exercisable over a three-year period from the grant date and expire five years after the date of grant. During the year ended December 31, 2023, 9,174,520 options and shares were issued.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

The audit committee has oversight of related party transactions under the Audit Committee Charter. A related person includes directors, executive officers, beneficial owners of 5% or more of any class of the Company’s voting securities, immediate family members of any of the foregoing persons, and any entities in which any of the foregoing is an executive officer or is an owner of 5% or more ownership interest. If a transaction involving an amount in excess of $120,000 has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated, it will be reviewed by the audit committee. The audit committee will review the relevant information available to it, and may approve or ratify the related person transaction where it determines that the transaction is in, or is not inconsistent with, the best interests of the Company. In considering related person transactions, the Company’s audit committee will take into account the relevant available facts and circumstances including, but not limited to:

•	the related person’s interest in the related person transaction;
•	the approximate dollar value involved in the related person transaction;
•	whether the transaction was undertaken in the ordinary course of business of the Company;
•	the terms of the related person transaction;
•	the purpose of, and the potential benefits to the Company of, the transaction; and
•

any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

United Systems

Milestone Scientific has a supply agreement with United Systems (whose controlling shareholder, Tom Cheng, is a significant stockholder of Milestone Scientific), the principal supplier of its handpieces, pursuant to which it procures manufactured products under specific purchase orders, but without minimum purchase commitments. Purchases from this supplier were approximately 2.3 million and $3.4 million for the twelve months ended December 31, 2023, and 2022, respectively.  As December 31, 2023, and December 31, 2022, Milestone Scientific owed this supplier approximately $402,000 and $819,000, respectively, which is included in accounts payable and accrued expenses related party on the consolidated balance sheets. In June 2021, the Company signed a ten-year agreement with United Systems for supplier of the handpieces.

Other

In December 31, 2023 and 2022 the Company had approximately $270,000 and $630,000 sales to Milestone China or agents of Milestone China, an entity in which the Company formerly had an ownership interest terminating in 2021.

Consulting Agreements

K. Tucker Andersen, a significant stockholder of Milestone Scientific, has an agreement with Milestone Scientific to provide financial and business strategic services. Expenses recognized on this agreement were $100,000 for years ended December 31, 2023 and 2022, respectively.

Marck Haochman, Director of Clinical Affairs’ royalty fee was approximately $485,000 and $442,000 for the years ended December 31, 2023 and 2022, respectively. Additionally, Milestone Scientific expensed consulting fees to the Director of Clinical Affairs of $156,000 and $154,000 for the year ended December 31, 2023 and 2022, respectively. As of December 31, 2023, and 2022, Milestone Scientific owed the Director Clinical Affairs for royalties of approximately $114,000 and $120,000, respectively, which is included in accounts payable, related party and accrued expense, related party, in the consolidated balance sheet.

Employment Contracts

On March 2, 2021, the Company entered into a Royalty Sharing Agreement with Leonard Osser, pursuant to which Mr. Osser sold, transferred and assigned to the Company all of his rights in and to a certain patent application as to which he is a co-inventor with Mark Hochman, a consultant to the Company, and the Company agreed to pay to Mr. Osser, beginning May 9, 2027, half of the royalty (2.5%) on net sales that would otherwise be payable to Mark and Claudia Hochman under their existing Technology Sale Agreement, dated January 1, 2005 and amended from time to time, with the Company. In connection with the Royalty Sharing Agreement, the Hochman's agreed with the Company, pursuant to an addendum to such Technology Sale Agreement dated February 25, 2021, to reduce from 5% to 2.5% the payments due to them under their Technology Sale Agreement beginning on May 9, 2027, and thereafter with respect to dental products embodying the invention.

As part of the Succession Plan of the Company, Mr. Osser agreed, pursuant to an agreement dated April 6, 2021 (the “Succession Agreement”), to restructure certain of his existing agreements with the Company, which provide for additional and broader executive support, and at such time as he elects to step down as Interim Chief Executive Officer of the Company, to become the Vice Chairman of the Board of the Company. With respect to Mr. Osser’s July 2017 Employment Agreement and July 2017 Consulting Agreement (each as previously disclosed), the compensation under the Employment Agreement was modified to reduce the overall compensation by $100,000 to $200,000, split equally between a cash amount and an amount in shares, and the compensation under the Consulting Agreement was increased by $100,000 to $200,000, equally split between a cash amount and an amount in shares, which shares were formerly payable under the Employment Agreement. If the Company terminates Mr. Osser’s employment “Without Cause,” other than due to his death or disability, or if Mr. Osser terminates his employment for “Good Reason” (both as defined in the agreement), Mr. Osser is entitled to be paid in one lump sum payment as soon as practicable following such termination: an amount equal to the aggregate present value (as determined in accordance with Section 280G(d)(4) of the Code) of all compensation pursuant to this agreement from the effective date of termination hereunder through the remainder of the Employment Term. In connection with his acceptance of the Vice Chairman position and in consideration of his services as a member of the Board and agreement to provide certain additional general consulting services, Mr. Osser was granted options to purchase 2,000,000 shares of common stock, exercisable at the fair market value of the common stock on the date of grant, vesting over the five-year period after he steps down as Interim Chief Executive Officer of the Company or ten years from the date of grant, whichever shall end first.

The Company believes that the effect of such existing agreements and the Succession Agreement, all of which relate to the period after such time Mr. Osser steps down as Interim Chief Executive Officer of the Company, collectively expand Mr. Osser’s consulting to and support of the Company beyond its Chinese operations to also include its medical and other products, while enhancing the retention aspects of the Company’s relationship with Mr. Osser. On May 19, 2021, Mr. Osser resigned as Interim Chief Executive Officer of the Company and assumed the role of Vice Chairman of the Board. Compensation under the Employment Agreement and the Consulting Agreement is payable for 9.5 years from May 19, 2021. The Company recorded expenses of $200,000 related to the Employment Agreement for each of the years ended December 31, 2023 and 2022, respectively. The Company recorded expenses of $200,000 related to the Consulting Agreement for each of the years ended December 31, 2023 and 2022, respectively.

On January 1, 2022, the Company entered into an employment agreement with Mr. Arjan Haverhals. The employment term ends December 31, 2024, unless extended by mutual written agreement.  Mr. Haverhals will serve as the President and Chief Executive Officer of the Company and such other senior executive positions as accepted and determined by the Board reasonably requests.  As an executive, notwithstanding the fact that he is a director, Mr. Haverhals has board observer rights. The agreement calls for a base salary of $350,000 and bonus compensation of up to $400,000 per year, comprise of three separate performance-based bonuses each up to $100,000 per year, based upon the Company’s achievement of three (3) performance or financial goals, as established by the Compensation Committee in its reasonable discretion; and (ii) a discretionary bonus up to $100,000, as determined by the Compensation Committee, in its sole discretion.  Satisfaction of bonus goals will be determined by the Compensation Committee from time to time in its reasonable discretion. Bonus compensation, if any, shall be payable annually in arrears thirty-three percent (33%) in cash and sixty-seven percent (67%) in shares of the Company’s common stock.  Mr. Haverhals will also be entitled to reimbursement of expenses, four weeks’ paid vacation, a car allowance and participation in company retirement plans and health insurance reimbursement.  The agreement provides for the typical termination provisions.  If Mr. Haverhals is terminated for other than for cause or termination by him for good reason, he will be paid as severance, his base compensation, and certain other benefits, as provided in the employment agreement, for two years after termination.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

(ITEM 2 ON THE PROXY CARD)

The independent registered public accounting firm of Marcum LLP (“Marcum”) has been our independent registered public accounting firm since October 2022. The registered public accounting firm of Friedman LLP had been our auditing firm from 2016 to October 2022, when it combined with Marcum. The Audit Committee has appointed Marcum as our independent registered public accounting firm for the year ending December 31, 2024, and our Board has directed that management submit the appointment of Marcum as our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting.

Marcum’s audit report appears in the Annual Report. A representative of Marcum will be at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Selection of the independent accountants is not required to be submitted to a vote of our stockholders for ratification. In addition, the Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation, and oversight of the audit work of the independent auditors. However, the Board is submitting this matter to Milestone Scientific’s stockholders as a matter of good corporate practice. If the stockholders fail to vote on an advisory basis in favor of the selection, the Audit Committee will take that into consideration when deciding whether to retain Marcum and may retain that firm or another without re-submitting the matter to the stockholders. Even if stockholders vote on an advisory basis in favor of the appointment, the Audit Committee may, in its discretion, direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of Milestone Scientific and the stockholders.

Vote Required and Recommendation of the Board

An affirmative vote of at least a majority of the votes cast at the Annual Meeting is required to approve this Proposal No. 2.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS

VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT

AUDITORS.

********

Audit Fees

Milestone Scientific incurred aggregate audit and financial statement review fees of approximately $295,200 from Marcum for 2023. Milestone Scientific incurred audit and financial statement review fees of approximately $267,000 from Marcum and Friedman for 2022. These fees include fees for professional services rendered for the audit of our annual financial statements and the review of financial statements included in our report on Form 10-Q's or services that are normally provided in connection with statutory and regulatory filings and fees related to registration statements.

Tax Fees

Milestone Scientific incurred aggregate tax fees of approximately $42,000 from Marcum for 2023. Milestone Scientific incurred tax fees of approximately $40,000 from Marcum and Friedman for 2022.

Audit Related Fees

Milestone Scientific did not incur audit related fees from Marcum and Friedman in either 2023 or 2022.

All Other Fees

Milestone Scientific did not incur other accounting fees from Marcum or Friedman in either 2023 or 2022.

Audit Committee Administration of the Engagement

The engagements with Friedman and Marcum as the Company’s principal accountants were approved in advance by the Board and the Audit Committee. No non-audit or non-audit related services were approved by the Audit Committee in either 2023 or 2022.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee charter provides that the Audit Committee will pre-approve audit services and non-audit services to be provided by the independent auditors before the accountant is engaged to render these services. The Audit Committee may consult with management in the decision-making process but may not delegate this authority to management. The Audit Committee may delegate its authority to preapprove services to one or more committee members, provided that the designers present the pre-approvals to the full committee at the next committee meeting. All audit and non-audit services performed by the independent accountants have been pre-approved by the Audit Committee to assure that such services do not impair the auditors’ independence from us.

AUDIT COMMITTEE REPORT

The Audit Committee’s purpose is to assist the Board in its oversight of (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) our independent auditors’ qualifications and independence, and (iv) the performance of our internal audit function and independent auditors to decide whether to appoint, retain or terminate our independent auditors, and to pre-approve all audit, audit-related and other services, if any, to be provided by the independent auditors; and to prepare this Report.

Management is responsible for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles and the establishment and effectiveness of internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for performing an independent audit of the financial statements in accordance with generally accepted auditing standards. The independent auditors have free access to the Audit Committee to discuss any matters they deem appropriate.

The Audit Committee reviewed our audited financial statements for the year ended December 31, 2023 and met with management to discuss such audited financial statements. The Audit Committee has discussed with our independent accountants, Marcum LLP, the matters required to be discussed by the Statement on Auditing Standards No. 16, as adopted by the Public Company Accounting Oversight Board. The Audit Committee has received the written disclosures and the letter from Marcum required by the Independence Standards Board Standard No. 1, as may be modified or supplemented. The Audit Committee has discussed with Marcum LLP its independence from Milestone Scientific and its management. Marcum LLP had full and free access to the Audit Committee. Based on its review and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report.

Submitted by the Audit Committee

Benedetta Casamento

Neil Goldman

Michael McGeehan

OTHER BUSINESS

As of the date of this Proxy Statement, we know of no other business that will be presented for consideration at the Annual Meeting other than the items referred to above. If any other matter is properly brought before the Annual Meeting for action by stockholders, the persons designated as proxies will vote all shares in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with their best judgment.

ADDITIONAL INFORMATION

Householding

The SEC’s rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Some brokers household proxy materials and annual reports, delivering a single proxy statement and annual report to multiple stockholders sharing an address, although each stockholder will receive a separate proxy card. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker. If you would like to receive a separate copy of this year’s Proxy Statement or Annual Report, please address your request for delivery of the Proxy Statement and/or Annual Report to Corporate Secretary, Milestone Scientific Inc., 425 Eagle Rock Avenue, Suite 403 Roseland, New Jersey 07068.

Requirements, Including Deadlines, for Submission of Proxy Proposals, Nomination of Directors, and Other Business of Stockholders

Stockholders interested in presenting a proposal or nominating a person for election as a director for consideration at the annual meeting of stockholders in 2025 (the “2025 Meeting”) must follow the procedures found in Rule 14a-8 under the Exchange Act. To be eligible for inclusion in the Company’s proxy materials for the 2025 Meeting, the stockholder must give the Company written notice of the proposal and/or director nominee which must be received by our Corporate Secretary no later than January 1, 2025. A stockholder who wishes to make a proposal at the next annual meeting of stockholders without including the proposal in our proxy statement must notify us not less than thirty (30) days and not more than sixty (60) days prior to the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than forty (40) days’ notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the stockholder, to be timely, must be so delivered or received not later than the close of business on the tenth (10th) day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made. If a stockholder fails to give notice by this date, then the persons named as proxies in the proxies solicited by us for the next annual meeting of stockholders will have discretionary authority to vote on the proposal. Stockholder proposals should be addressed to the Corporate Secretary, Milestone Scientific Inc., 425 Eagle Rock Avenue, Suite 403 Roseland, New Jersey 07068.

EVERY STOCKHOLDER, WHETHER OR NOT HE OR SHE EXPECTS TO ATTEND THE ANNUAL MEETING IN PERSON, IS URGED TO EXECUTE THE PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE.

Electronic Availability of Proxy Statement and Annual Report

As required by SEC rules, we are making this Proxy Statement and our Annual Report available to stockholders electronically via the Internet at www.proxyvote.com.

If you received a paper copy of this Proxy Statement by mail and you wish to receive a notice of availability of next year’s proxy statement either in paper form or electronically via e-mail, you can elect to receive a paper notice of availability by mail or an e-mail message that will provide a link to these documents on www.proxyvote.com. By opting to receive the notice of availability and accessing your proxy materials online, you will save the Company the cost of producing and mailing documents to you reduce the amount of mail you receive and help preserve environmental resources. Registered stockholders may elect to receive electronic proxy and annual report access or a paper notice of availability for future annual meetings by registering online at www.proxyvote.com. If you received electronic or paper notice of availability of these proxy materials and wish to receive paper delivery of a full set of future proxy materials, you may do so at the same location. Beneficial or “street name” stockholders who wish to elect one of these options may also do so at www.proxyvote.com. Please enter your 12-digit control number located on the proxy card or notice.

The Annual Report accompanies the proxy materials being provided to all stockholders. We will provide without charge each person being solicited by this Proxy Statement, on the written request of any such person, additional copies of the Annual Report including the financial statements and financial statement schedules included therein. All such requests should be directed to Corporate Secretary, Milestone Scientific Inc., 425 Eagle Rock Avenue, Suite 403 Roseland, New Jersey 07068.

By order of the Board of Directors

/s/ Neil Goldman
Neil Goldman
Chairman of the Board
Roseland, New Jersey
June 5, 2024

MILESTONE SCIENTIFIC INC.
425 EAGLE ROCK AVENUE
SUITE #403
ROSELAND, NJ 07068
ATTN: KEISHA MARCUM

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on July 15, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/MLSS2024**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on July 15, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	0	0	0

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01) Neal Goldman 02) Leonard Osser 03) Benedetta I. Casamento 04) Michael McGeehan 05) Gian Domenico Trombetta
06) Arjan Haverhals 07) Dr. Didier Demesmin

The Board of Directors recommends you vote FOR proposal 2.

	For	Against	Abstain
2. Ratification of the appointment of Marcum LLP as the Company's Independent Auditors for the fiscal year ending December 31, 2024.	0	0	0

NOTE: In their discretion, the proxies are authorized to vote upon other business as may properly come before the meeting or any adjournment thereof.

0000647916_1 R1.0.0.6

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Combined Document is available at www.proxyvote.com

MILESTONE SCIENTIFIC INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING ON JULY 16, 2024

The undersigned hereby appoints Neil Goldman and Arjan Haverhals, and each of them, with the full power of substitution, the attorneys and proxies of the undersigned to attend the Annual Meeting of Stockholders of Milestone Scientific Inc. (the "Company") to be held on July 16, 2024 at 9:00 a.m., ET, in a virtual meeting format conducted via live audio webcast at www.virtualshareholdermeeting.com/MLSS2024 and at any adjournment thereof, hereby revoking any proxies heretofore given, to vote all shares of common stock of the Company held or owned by the undersigned as indicated on the proposals as more fully set forth in the Proxy Statement, and in their discretion upon such other matters as may come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

0000647916_2 R1.0.0.6

Continued and to be signed on reverse side